Form C

Cover Page

Name of issuer:

Aqua Tru, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/3/2014

Physical address of issuer:

14724 Ventura Blvd, Suite 200
Sherman Oaks CA 91403

Website of issuer:

http://www.aquatru.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,249,225.00	$1,260,065.00
Cash & Cash Equivalents:	$10,870.00	$36,412.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,247,462.00	$1,434,476.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$4,665,333.00	$2,810,704.00
Cost of Goods Sold:	$2,875,626.00	$2,047,880.00
Taxes Paid:	$0.00	$0.00
Net Income:	$166,174.00	($167,191.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Aqua Tru, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Peter Spiegel	health & wellness	Ideal Living Management, LLC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Yu Shen	Vice President	2014
Yu Shen	VP Mfg	2014
Michael Pedersen	Vice President	2014
Michael Pedersen	VP Engineering	2014
Peter Spiegel	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ideal Living Holdings, LLC, owned wholly by Peter Spiegal	Membership interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has a limited operating history for prospective investors to evaluate prior to making an investment in the Company. The Company should be evaluated on the basis that there can be no assurance that the Management's assessment of the short-term or long-term prospects of the Company will prove accurate or that the Company will achieve its business objectives.

The Company's future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting or retaining other personnel we require to successfully grow our business.

Much of the Company's success depends on the skills, experience, and performance of its key persons. The Company currently does not have a firm plan fully detailing how to replace any of these persons in the case of death or disability. The Company's success also depends on the Company's ability to recruit, train, and retain qualified personnel. The loss of the services of any of the key members of senior management, other key personnel, may have a material adverse effect on the Company's business, operating results, and financial condition.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and it's financial and disclosure controls and procedures reflects its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company's financial and disclosure controls and procedures. It it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

The offering price of the SAFES has been arbitrarily determined by the Company without arm's length negotiations and does not necessarily bear any relationship to the market value, assets, book value or potential earnings of the Company or other recognized criteria of value.

The Company has no tangible book value. Following the offering, the Company may issue additional SAFES or shares to advisors, employees, and management under an employee benefit plan. In doing so it is possible that the tangible book value of each SAFE or share will be reduced substantially.

There is no public market for SAFES and its is not expected that any market will develop in the foreseeable future. The SAFES will not be registered under the Securities Act. Prospective Investors will be required to make investment representations agreeing to restriction on transfer necessary to satisfy the requirements of such exemption, and certificates representing SAFES will bear legends indicating they are so restricted. Consequently, investors may not be able to liquidate their investment and should be prepared to hold the SAFES for an indefinite period.

You are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Management of the Company has the unrestricted right to cause the Company to borrow money. If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company’s assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks described in this section, and elsewhere in this memorandum, other risks not presently foreseeable could negatively impact our business, could disrupt our operations and could cause the Company to fail. Ultimately, each investor in the shares bears the risk of a complete and total loss of his/her/its investment.

Certain statements contained in the offering materials constitute “forward-looking statements” that can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those set forth above, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements.

The Company outsources its packaging manufacturing and distribution operations to third party contractors. To ensure the timely production and distribution of its products, the Company continuously monitors the efficiency and manufacturing capabilities of the relevant production facilities. However, from time to time, any of them could experience operational issues that could cause production shortages and distribution delays. If a contract manufacturer, facility operator or distributor fails to or is unable to manufacture, produce, or distribute products in a timely manner, in sufficient quantities or at satisfactory quality levels, its ability to bring products to the market and its reputation could suffer, which could have a material adverse effect on the business and financial performance of the Company, as well as its prospects. In addition, there is no assurance that it will continue to find new contract manufacturers or distributors in line with increased customer demand in the future, which could materially and adversely affect the business and prospects of the Company.

We may face significant risks associated with international operations, which could have a material adverse effect on our business, financial condition and results of operations. Our international operations are subject to a number of risks, including the following:

1. fluctuations in the Unites States tariff charges and exchange rates of the United States dollar could adversely affect our results of operations;
2. we may face difficulties in enforcing and collecting accounts receivable under some countries' legal systems;
3. local regulations may restrict our ability to sell our products, have our products manufactured or conduct other operations;
4. political instability could disrupt our operations;
5. some governments and customers may have longer payment cycles, with resulting adverse effects on our cash flow; and
6. some countries could impose additional taxes or restrict the import of our products.

Any one or more of these factors could increase our costs, reduce our revenues, or disrupt our operations, which could have a material adverse effect on our business, financial condition and results of operations.

Any continued future success that the Company might enjoy will depend upon many factors, including factors beyond the control of the Company and/or which cannot be predicted at this time. These factors may include but are not limited to changes in or increased levels of competition, including the entry of additional competitors and/or increased success by existing competitors; changes in general economic conditions; increases in labor and/or operating costs; the Company's ability to generate sufficient demand, expand its customer base and retain key customers; and reduced margins caused by competitive pressures, rising food/raw materials costs and/or other increased operating costs. These conditions may have a material adverse effect upon the Company's business, operating results, and financial condition.

It is possible that the Company's use of the proceeds from this financing will be revised by management. If proceeds from this financing are insufficient in terms of the actual start-up costs, the Company could experience financial problems, which may adversely affect its ability to implement its business plan. Management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

The Company has developed a plan and forecast based on certain targets and base assumptions about the operating margins that the Company must achieve in order to remain financially solvent, produce sufficient retained earnings and accrue distributable profits. There is a risk that one or more of the base assumptions used to determine the target operating margins may be incorrect and/or may change in the future in a manner that the Company cannot anticipate. Such changes may cause the Company to not achieve its annual targets for operating margins, which may jeopardize the Company's financial solvency and/or its ability to pay its employees, vendors, shareholders and/or other parties.

The Company has developed a plan and forecast based on certain targets and base assumptions about the level of consumer demand, and the corresponding level of sales potential, that exists in the targeted trade area. There is a risk that one or more of the base assumptions used to determine the consumer demand in the trade and/or the Company's sales potential may be incorrect and/or may change in the future in a manner that the Company cannot anticipate. Such changes may case the Company to not achieve its annual targets for sales and operating margins, which may jeopardize the Company's financial solvency and/or its ability to pay its employees, vendors, shareholders and/or other parties.

The Company has developed a plan and forecast based on certain targets and base assumptions about how it will manage its supply chain and cost effectively procure the desired product inventory and the desired pricing structure. There is a risk that one or more of the base assumptions for the Company's supply chain management and procurement strategy may be incorrect and/or may change in the future in a manner that Company cannot anticipate. Such changes may cause the Company to be unable to efficiently manage its supply chain and suppliers and cost effectively procure the desired products and the desired pricing, resulting in a different product mix, pricing scheme and/or operating margin than the Company had planned.

The Company must comply with various legal requirements, including those imposed by regulatory and tax laws. Any change in such laws could adversely affect the Company and its investors.

The success of our business depends on our ability to market and advertise the product we sell effectively. Our ability to establish effective marketing and advertising campaigns is the key to our success. Our advertisements promote our corporate image, our merchandise and the pricing of our products. If we are unable to increase awareness of our brand and our products, we may not be able to attract new customers. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our customer base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

If we fail to protect our intellectual property rights, it could harm our business and competitive position. Our business relies in part on intellectual properties to stay competitive in the market place. We rely on a combination patent law, trademark law, confidentiality procedures and contractual provisions to protect our intellectual property rights. Nevertheless, these afford only limited protection and policing unauthorized use of proprietary technology can be difficult and expensive. In addition, intellectual property rights historically have not been enforced in the international community to the same extent as in the United States, and intellectual property theft presents a serious risk in doing business internationally. We may not be able to detect unauthorized use of or take appropriate steps to enforce our intellectual property rights and this could have a material adverse effect on our business, operating results and financial condition.

We have entered into a Management Service Agreement and Media Planning and Purchasing Service Agreement with related parties. These related parties will be managing certain aspects of our vendor services with respect to manufacturing, inventory, customer support, finance, legal, media planning and other services the parties may agree upon. The loss or reduction of services under these agreements may have an adverse effect on the company. Also, there can be no assurance that we will be successful in transitioning such services to the Company and attracting and retaining personnel we require to perform such services internally.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% Brand & Digital Marketing

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 60% Product Development

35% Brand & Digital Marketing

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (85%) , or
- (ii) if the valuation for the company is more than **$16 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $300,000 of the securities, investors will receive a valuation cap of $16,000,000 and a discount rate of 75%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

This is an LLC with no issued units.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC and no units have been issued yet. Investors in this SAFE will be issued preferred units upon conversion, which do not have voting rights, and have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan	
Lender	Ideal Living Holdings, LLC
Issue date	05/03/14
Amount	$870,105.00
Outstanding principal plus interest	$870,105.00 as of 06/18/17
Interest rate	0.0% per annum
Maturity date	10/01/18
Current with payments	Yes

Interest rate is LIBOR plus 2.75% (4.24% at December 31, 2017) or Primate Rate plus 1% (5.5% at December 31, 2017) as specified by the borrower in the loan agreement and is payable by the Company based on its proportionate share of the outstanding balance. Interest expense related to the line of credit amounted to $25,289 for 2017. The line of credit is collateralized by substantially all assets of the holding group, Ideal Living Holdings, LLC. Under the line of credit agreement, the holding group is required to maintain tangible net worth and fixed charge coverage ratio covenants and is in compliance with these covenants at December 31, 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Ideal Living Holdings, LLC
Amount Invested	$870,105.00
Transaction type	Loan
Issue date	05/03/14
Outstanding principal plus interest	$870,105.00 as of 06/27/18
Maturity date	10/01/18
Outstanding	Yes
Current with payments	Yes
Relationship	100% Owner of Aqua Tru, LLC

Interest rate is LIBOR plus 2.75% (4.24% at December 31, 2017) or Primate Rate plus 1% (5.5% at December 31, 2017) as specified by the borrower in the loan agreement and is payable by the Company based on its proportionate share of the outstanding balance. Interest expense related to the line of credit amounted to $25,289 for 2017. The line of credit is collateralized by substantially all assets of the holding group, Ideal Living Holdings, LLC. Under the line of credit agreement, the holding group is required to maintain tangible net worth and fixed charge coverage ratio covenants and is in compliance with these covenants at December 31, 2017.

The Company has a management service agreement with a related party. Management fees for direct services provided range from 4% to 6% of the Company's gross sales. Any additional cost of outside vendor services retained by the related party, on behalf of the Company, shall be charged directly to the Company. Under the terms of the services agreement, the Company paid management fees of $553.415 during 2017 and has an outstanding payable to this related party of $425,745 offset by an outstanding receivable of $605,000 at December 31, 2017 included in due from affiliates on the financial statements balance sheet.

The Company occasionally sells products to related parties. The Company is owed $219,743 from these related parties and owes these related parties $2,677 related to these sales transactions at December 31, 2017 and included in due from affiliates on the financial statements balance sheet. Sales and expenses related to these transactions amounted to $144,900 and $142,636, respectively for 2017.

The Company has an exclusive manufacturing agreement with one vendor that has created proprietary molds and manufactures filter and water purifying products for the Company. The Company exclusively owns the title and rights to these molds. The agreement is in effect unit written notice of termination is provided by both the vendor and the Company. The contract contains certain quality and quantity stipulations and discounts. Risk of loss passes to the Company upon acceptance of the manufactured product.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We all know that water is essential to our existence. What we may not know is that up to 80% of Americans are exposed to tap water that contain cancer causing contaminants that far exceed government health guidelines. Plastic bottled water is expensive and pollutes our environment. Pitcher filters actually remove few contaminants. We have created AquaTru. It removes 15X more contaminants than Pitcher filters & saves the avg US family >$6000 over a 5yr period vs bottled water.

From Shanghai to London to NYC, clean drinking water is costly - wallets shrink and landfills grow. Through our ultra-reverse osmosis tech, we will redefine consumer water purification. We will bring (1) better than bottled water quality (2) tell you what's in your H2O (3) fight plastic bottle waste. And people are responding – in the 2yrs since launch, we earned $9M in sales (68% year-over-year). We hope to continue growing by bringing additional AquaTru products to market, and invite you to join us.

Milestones

Aqua Tru, LLC was incorporated in the State of Delaware in May 2014.

Since then, we have:

- $9M cumulative revenue since 2016 launch. 100% increase year over year.
- >30,000 customers acquired with almost all through direct-to-consumer (www.aquatru.com).
- Certified to remove 99.9% of all contaminants (74 contaminants). 15x more than best selling pitcher filter.
- For a US family of 4, Bottled water is 8X more expensive than AquaTru.
- AquaTru is 100% DIY. Current other reverse osmosis systems require plumbing and are 2X the cost.
- 20% recurring revenue from filter replacements.

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $4,665,333 compared to the year ended December 31, 2016, when the Company had revenues of $2,810,704. Our gross margin was 38.36% in fiscal year 2017, compared to 27.14% in 2016.
- *Assets*. As of December 31, 2017, the Company had total assets of $1,249,225, including $10,870 in cash. As of December 31, 2016, the Company had $1,260,065 in total assets, including $36,412 in cash.
- *Net Income*. The Company has had net income of $166,174 and net losses of $167,191 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $1,257,462 for the fiscal year ended December 31, 2017 and $1,434,476 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $870,105 in debt. Founder and CEO, Peter Spiegel has given $952,560 in capital contributions to date.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Aqua Tru, LLC cash in hand is $10,870, as of June 2018. Over the last three months, revenues have averaged $332,000/month, cost of goods sold has averaged $165,000/month, and operational expenses have averaged $159,000/month, for an average net margin of $8,000 per month.

January to April 2018 showed no significant changes in business operations or finances.

Driven by our Direct to Consumer, while we cannot we guarantee it, we expect our revenues to be up 10-15% in Quarter 2 and Quarter 3. We are expecting our fiscal year 2018 to be up 20% but our expenses will remain relatively the same.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.aquatruwater.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

AquaTru LLC SAFE
AquaTru LLC Early Bird SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Michael Pedersen
Peter Spiegel
Yu Shen

Appendix E: Supporting Documents

Aqua_Tru_Operating_Agreement.pdf



FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN AQUATRU, LLC

Better than bottled water, right from your tap

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$16M valuation cap | **15**% discount

A SAFE gives you the right to future shares in Aquatru, LLC. If you invest, you're betting the company will be worth more than $16M in the future.

INVEST $100K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $16M & 25% Discount

Investors who fund up to the first $300K of this fundraise will invest in a SAFE with a valuation cap of $16M and a 25% discount.

INVESTOR PERKS

$500+	Coupon for 25% on all AquaTru products/accessories
$1,000+	2yr filters + 25% on all AquaTru products/accessories
$10,000+	AquaTru main unit +2yr filters
$50,000+	Access to annual advisory board meeting, AquaTru main unit +2yr filters

"Pure water is essential to good health and vitality. Sadly, due to outdated safety standards, our tap water is contaminated with toxic chemicals posing real health risks. Pitcher filters make water taste better but not safer. AquaTru makes it easy for everyone to better than bottled water, right from tap water. It removes virtually all contaminants including chlorine, lead, chromium 6, fertilizer & pesticides. Plus save thousands of dollars vs. bottled water and no plastic waste.



Peter Spiegel
CEO AND FOUNDER, AQUATRU, LLC

OUR AMBITION

Clean drinking water is a global problem. Bottled water is costly & plastic waste is an environmental nightmare. Current purifiers are either ineffective or complicated, expensive and waste too much water.

Our patented ultra-reverse osmosis technology is simple, affordable, effective and 8X's more efficient than under the sink systems. It is certified to remove 15X's more contaminants that pitcher filters.

AquaTru's mission is to ensure that everyone, everywhere has safe drinking water.

KEY FACTS

- In American alone, bottled water is a $20 billion a year business with 73 billion bottles of water are sold every year in. Over 40 billion plastic bottles wind up in landfill or polluting our oceans and waterways.
- AquaTru has $9M+ revenue since 2016 launch. 100% increase year over year.
- More than 30,000 customers purchased AquaTru on www.aquatru.com.
- AquaTru has Independent certification to NSF standards by IAPMO to remove 74 contaminants. 15x more than best selling pitcher filter.
- AquaTru is endorsed by leading health influencers including Dr. Marc Hyman, Dr. Kelly Brogan, Dr. Izabella Wentz, and Dr. Susan Pierce Thompson.
- AquaTru has a combination of 22 patents and patents pending all over the world, including in the US, Europe, China, Japan, India, Korea, and others.

aquatru.com *from Los Angeles California* WATER SUSTAINABILITY SCIENCE B2C

Why I Like Aquatru, LLC

> *AquaTru's 4-Stage filtration removes over 20x more contaminants than the best-selling pitcher water filter. It removes the major contaminants that you've read about in the news including lead, chromium 6, PFOA and PFA plus other dangerous toxins like disinfection byproducts (carcinogens), perchlorate (rocket fuel), MTBE (gasoline additive), and prescription drug residue (think anti-depressants and hormones from birth control). I have been looking for a system like this for years. It is easy to set up, maintain and move. An indicator lights up when you need to change the pre-filter (about every six months) and when you need to change the main filter (after two years).*



Mark Hyman, MD

MEDICAL DIRECTOR AT CLEVELAND CLINIC'S CENTER FOR FUNCTIONAL MEDICINE, THE FOUNDER OF THE ULTRAWELLNESS CENTER, AND A TEN-TIME #1 NEW YORK TIMES BESTSELLING AUTHOR

THE BUZZ ABOUT AQUATRU, LLC

> *I've been researching water filtration systems for the home for over 30 years. But recently, I learned about a brand new countertop reverse osmosis unit that is very affordable, requires no installation fees, and has minimal maintenance costs. This unit is called the AquaTru. It is a high-quality, affordable filter that can be a fantastic solution for someone who wants safe, delicious, environmentally conscious water for their family. The AquaTru is a countertop unit that takes only a few minutes to set up. It's easily movable, and it doesn't require any plumbing. It utilizes a patented four-stage process that removes chlorine, salt and metal ions (including fluorides), VOC gasses, and many other contaminants.*



Nancy Addison

Nutritionist and health consultant, #1 best-selling, international award-winning author, radio show host, and lecturer

> *Finally! A healthy water solution that I can really live with. It was exciting to get a call and have the chance to try the new AquaTru countertop reverse osmosis water purifier over the last few months. Straight from your tap, you can have a clean, purified water at your fingertips in about 12 minutes. So easy to use that the kids can handle it too. In addition to the health benefits, the main reason we like it so much is that it is quick and easy for everyday use.*



Jeanne Blaisdell

Founder and Publisher of TheGreenSamaritan.com

> *AquaTru is now the most innovative consumer-level countertop water purifier available on the planet. It's powered, of course, so it's in a separate category from gravity water filters (such as Big Berkey). But in terms of water purification for your kitchen -- without any plumbing complexities -- the AquaTru is now the water purifier to beat... These are extraordinary results! I've personally tested the most popular water filter brands on the market today, and almost none of them even come close to these reduction efficiencies.*



Mike Adams

"The Health Ranger," Writer for Natural News

We've had our AquaTru Water RO system for a while now, and are totally pleased with it. It is much faster than our gravity-fed water purifier and wastes much less water than other reverse osmosis systems available. Plus great not to have to plumb it into our apartment sink. It goes where we go…THANK YOU!

Sandra W.

AquaTru Customer

We've had our AquaTru system for a little over a week now and I can truly say that it is fantastic! Pure, clean water, easy use, and no more trips to the Glacier water machines!

Rick L.

AquaTru Customer

Best water filter ever! I am so glad I got the early preorder on Natural News. Thank you so much for this game changer. I hope in the future you guys make a whole house unit.

Otilio R.

AquaTru Customer

I liked this machine so much that I purchased another one for my neighbors as a gift. My water municipality is like every other goverment agency, it is cutting corners where they shouldn't for reasons that leave you scratching your head and wondering what they are not telling you because they can hide it. So protect yourself where you can. Thank you to Aquatru for providing a really good option for fresh clean drinking water at a reasonable price minus having to find a very expensive plumber!

D. Pen

AquaTru Customer

Regulatory gaps leave Unsafe Lead Levels in water nationwide.

New York Times

Feb 8th, 2016

Report finds Lead Contamination in water extends well beyond Flint.

CBS News

March 17th, 2016

Children's IQ May Be Affected by flouride in drinking water.

Newsweek.com

Sept. 19th, 2017

37 Texas Utilities had High Radium Levels in tap water.

Don Johnson, Patch Staff

Jan. 23rd, 2018

'Erin Brockovich' Carcinogen In Tap Water of more than 200 million Americans.

Environmental Working Group

Sept. 20th, 2016

BE|YOND OPTIMAL

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The products I recommend to my clients to help them optimize their wellness and live a Beyond Optimal lifestyle.

May 8, 2018 @ beyondoptimalnutrition.com

body ecology The Way to BE

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The BioMat delivers the highest vibrational resonance deep into all tissues of the human body. The combination of far infrared light, negative ions, and amethyst quartz opens the channels for intelligent cellular communication, leading to DNA repair and total body

May 8, 2018 @ bodyecology.com

Water purification breakthrough revealed: AquaTru countertop water purifier removes 128 toxic chemicals, fluoride, heavy metals and more

Wednesday, April 29, 2015by Mike Adams, the Health Ranger Tags: AquaTru, water purifier, fluoride removal (NaturalNews) Last week I published a story promising coverage of an extraordinary water purification breakthrough technology that's about to be

AquaTru Water Filter - Wellness Alternatives of Penn Valley, CA

Order Your AquaTru Countertop Water Filter Say GoodBye to Toxic Chemicals and Throwing away Plastic Bottles. Bottled Water Quality From Your Tap TRUPURE TECHNOLOGY AquaTru removes or substantially reduces virtually all the toxic chemical in your Tap Water.
May 8, 2018 @ wellnessalternatives-stl.com


#DraftBrad
CinemaDraft

The Evan Brand Show

Peter Spiegel is the inventor of the AquaTru system, who joins us today. The idea for AquaTru arose from the desire for pure drinking water without the financial expense or cost to the environment. For over 20 years, AquaTru inventor, Peter Spiegel, used a
May 8, 2018 @ stitcher.com

10 Best Countertop And Gravity Water Filter Reviews (+Comparison)

Jump Straight To Filter Reviews Why should you choose a countertop water filter over let's say an under sink RO system? For one, maybe you are renting an apartment or house and cannot make permanent changes to the plumbing system, so installing a whole house
May 8, 2018 @ best-osmosis-systems.com

The Secret to the Cleanest Drinking Water: AquaTru

If you've heard of reverse osmosis, you may know that installing an under-the-sink purifier can be prohibitively expensive, and requires professional installation and upkeep. But now there's a way to get all the benefits of reverse osmosis without the expense or hassle:
March 21, 2018 @ cleanplates.com

AquaTru Review - Legit Filtration System? - Organic Supplements Review

Come to think of it, is the water that everyone drinks from their taps pure? No, it's not. Impure and unfiltered water is filled to the brim with contaminants that are unhealthy. One needs to be careful about the water he drinks every day because so many people
May 3, 2017 @ organicsupplementsreview.com

AquaTru is the first and only countertop reverse-osmosis water purifier

Contaminated drinking water is in the news all the time now. What at first just appeared to be a problem in Flint, Michigan looks like it's a problem almost everywhere. And it isn't just lead.
April 10, 2017 @ hsionline.com

Alert - Your Water May be Contaminated - Dr. Joel Kahn

I don't want to alarm you, but there is a good chance that you could be drinking contaminated water. It's time to stop putting you and your children at risk! All you have to do is click here and start drinking purified water in your home.
March 29, 2017 @ drjoelkahn.com

137: Do you know what's in your water?

Do you know what's in your water? Ask the community of Flint, Michigan that questions and they would say, "we do now". But for those citizens of Flint its too late. They trusted their town officials and look where it got them.
March 21, 2017 @ player.fm

What are the Benefits of Reverse Osmosis Water?

Everyone's heard about the importance of staying properly hydrated year-round -- but what's important to be aware of your drinking water quality. Recent national headlines about Michigan have highlighted the need for clean water that's not just clean but also
December 23, 2016 @ allergyconsumerreview.com

The Water Filter I Recommend - Dr. Mark Hyman

The importance of clean water is finally coming to the forefront, and it's about time. Toxic water is not limited to Southern California dealing with Hexavalent Chromium and Flint, Michigan's lead crisis. Toxins like microbes, pesticides, plastics, prescription meds, metals,
December 7, 2016 @ drhyman.com

AquaTru | Health Family Formula

AquaTru has produced a wonderful little system that addresses many of the problems folks have with getting quality, clean water for their families: high cost of a whole house system, substandard filters that do not take out bacteria or enough of the chemicals, lack
June 24, 2016 @ healthyfamilyformula.com

Water - The elixir Of Life!

Water is a key ingredient for our health and well-being because our bodies are 66-72% water. Blood uses water to transport oxygen, nutrients, and antibodies to all parts of the body. Many illnesses are actually a result of dehydration, so it is important to maintain an
June 5, 2016 @ organichealthylife.com

AquaTru Countertop Water Filter - Bottled Quality?

Water quality is a serious issue. Whether you live on a residential property or in an apartment complex, you want to think of alternatives to the tap system that is already in place. Most tap water systems are laden with hard minerals and sometimes even toxins.
May 13, 2016 @ supplementpolice.com

What's in the water that comes from L.A. taps?

Los Angeles: What's in your water? Every city, suburb and rural community has specific contaminants of concern. "And it's actually trickier than you might think," said Renee Sharp, senior scientist and research director at the Environmental Working Group (EWG).
March 27, 2015 @ latimes.com

Better Than Bottled Water, Right From Your Tap

Tap, bottled, and filtered water isn't good for you or the environment.



Pitcher-style water filters like Brita and Zero Water are hugely popular, but they don't actually remove toxic contaminants in our water. Instead, they remove simple substances like chlorine that just make water taste better. They don't do anything to protect our health.

Tap water comes to us through our aging water system. The average age of water pipes in the U.S. is 60+ years old (some are as ancient as 120 years old). Lead can enter drinking water when old pipes corrode. Because of this, 80% of Americans are now exposed to higher than recommended levels of Lead, Chromium-6, Flouride, and other major health contaminants.





Both tap and bottled water pose serious health and environmental risks. The Environmental Working Group found 267 contaminants in drinking water associated with increased cancer risks, brain and nervous system damage, and other health risks. Researchers recently found microplastics in 90% of bottled water.

Though bottled water is purified, it's expensive to only buy bottled water to meet your 64 oz needs every day. Plus, single-use plastic bottles are devastating to our environment, particularly our oceans. An estimated 1,500 plastic bottles are thrown away every second!



Introducing AquaTru: Pure Water for a Fraction of the Cost

Using a patent pending water purification process, AquaTru turns tap water into purified water. No plumbing or installation costs. No plastic waste. No exorbitant costs.


AQUA
TRU

AquaTru is the Most Cost-Effective Purification On the Market

We offer the same bottled water quality without the high price tag, environmental costs, or microplastics. We're even cheaper than pitcher filters, not to mention much more effective.

Clean Water Comparison

Product	Type	Retail Price	Lowest Filter Price	Filter Life	Contaminants Certified To Remove	6 yr. Total Cost 600 gallons per yr. 3600 total gallons
Bottled Water	Arrowhead Spring Water	Bulk Price 4.99 per 24 Case Pack 16.9 oz.	N/A	N/A	Meets FDA Standard	$\$5668^{00}$
Home Delivery	Sparkletts Home Delivery	$6.99 Per 5 Gallon Bottle	N/A	N/A	Meets FDA Standard	$\$5033^{00}$
Brita, EveryDay[1]	Pitcher	$26.99	$7.99	The lesser of 2 months or 40 gallons	5	$\$738^{00}$
Zero Water[2]	10-Cup Pitcher	$34.99	$14.99	The lesser of 2 months or 15 gallons	8	$\$3617^{00}$
AQUA TRU	*Countertop*	*$350*	*2Yr Combo Pk $149*	*Pre-Filter/The lesser of 6 months or 600 gallons* *RO Filter/The lesser of 2 yrs or 1200 gallons* *VOC Filter/The lesser of 1 yr or 600 gallons*	*74*	*$\$728^{00}$*

[1] Model #10060258362050 10-Cup EveryDay Brita® pitcher listed on Amazon® as of February 2018.
[2] Model #ZP-010 listed on Bed, Bath & Beyond® as of February 2018.

How It Works

Our patent pending four-stage reverse osmosis purification system removes 74 harmful contaminants from the tap water in your home.



With AquaTru® - Your water isn't just filtered… it's purified.
4 Stage Ultra-Reverse-Osmosis™ Purification Process
STAGE 1-2
STAGE 3
STAGE 4
Streamlined Countertop Design
Fits Under Any Standard Cabinet
Tap Water Tank
Easy to Replace Filters
Filters Inside
Removable Dispensing Tank
Store in the refrigerator for cold water!
Dispense Button
Digital Display
Tells you when to change the filter
AQUA TRU
STAGE 1 > Mechanical Pre-Filter
Removes sediments and cloudiness (turbidity) from water.
STAGE 2 > Activated Carbon Pre-Filter
Removes more than 99% of chlorine and chloramines.
STAGE 3 > High-Efficient US-Made Reverse Osmosis Filter
Removes toxic inorganic contaminants including lead, Chromium 6 and drug residue.
STAGE 4 > Activated Coconut Shell Carbon VOC Filter
Removes toxic organic chemicals which ensures great tasting water.
Portable Design - No Installation Required

READ MORE OF THE STORY

We're Got Momentum - Strong Growth & Profitable

Cumulative net sales of >$9M in sales since 2016 launch. In 2017, AquaTru was profitable with 70% year over year growth. Forecast to grow 33% year in 2018.

>$9M	33%	32,000	7000 Facebook
Cumulative revenue since 2016	Year over year revenue growth	Happy Customers	Followers

Our Unit Economics

$1350	$80	$349	>85%
Ten Year Lifetime Value	Customer acquisition cost	Retail Price of AquaTru	Revenue through Direct to Consumer

Our Market

American consumers spend about $800 million a year on pitcher water filters which only make water taste better, not safer. Concerned American consumers also spend $20 billion a year on bottled water...unconscious or unconcerned about the environmental consequences.

Globally bottled water sales exceed $200 billion a year. According to "Global Water Purifier Market Forecast & Opportunities, 2018", the POU (point-of-use) water purifiers market has emerged as one of the most attractive segments in consumer electronics. The global water purifiers' market revenues are anticipated to grow at the compounded annual growth rate of around 10%. Asia Pacific is the biggest market for water purifiers where China & India are the major contributors. The market growth of water purifiers in these regions are supported bylow penetration level of water purifiers, and growing awareness about water related health concerns.

$800 million	$19 billion	1500/second
US Pitcher filter market (non-reverse osmosis)	U.S. Bottled Water market	No. of plastic bottles entering landfills or the ocean

Founder



Peter Spiegel

CEO and Founder

CEO and Founder with a passion for health and wellness

AND THE REST OF THE TEAM



Michael Pedersen

VP of Engineering



Adam Shen

VP of Manufacturing



Jeff King

Director of Marketing



Scott Kim

Advisor

Interview

Wefunder interviewed Peter Siegel and Scott Kim of Aquatru on April 13, 2018.

+ EXPAND ALL

WF: Who is on the AquaTru team?

AQUATRU: We have a team of 4 people. The entire team, with the exception of us two, is focused on product engineering, manufacturing, and operations. We're just beginning to build out the front end in terms of sales and marketing. Our team is based in Los Angeles. We also have a small office on the ground near Shenzhen, China, because that's where AquaTru is manufactured.

We're using a lot of the Series A round of funding and funding from this Wefunder campaign to drive the next level of awareness. That involves hiring sales and marketing people. That's where we are today.

WF: How did AquaTru develop to where it is now as a company?

WF: What's the problem with bottled water?

WF: How does AquaTru solve the water problem?

WF: What service are you providing?

WF: What's the history of your company?

WF: What does your product cost?

WF: What other products are you developing?

WF: Who are your customers?

WF: How is your marketing strategy going to evolve with this new investment money?

VIEW ALL QUESTIONS

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RISKS

1 The Company has a limited operating history for prospective investors to evaluate prior to making an investment in the Company. The Company should be evaluated on the basis that there can be no assurance that the Management's assessment of the short-term or long-term prospects of the Company will prove accurate or that the Company will achieve its business objectives.

2 The Company's future success depends on the efforts of a small management team. The loss of services of the members of the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Aquatru, LLC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?